UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

CHIPOTLE MEXICAN GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1543 Wazee Street, Suite 200
Denver, CO 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 30, 2006, Chipotle Mexican Grill, Inc. received notice of termination from McDonald’s Corporation of the benefits and insurance services provided to Chipotle by McDonald’s under a Services Agreement dated January 31, 2006.  The notice of termination specifies that the benefits and insurance services will terminate effective at the time McDonald’s ceases to own, directly or indirectly, shares of common stock of Chipotle representing more than 80% of the combined voting power of Chipotle’s outstanding common stock (the “Disposition Date”).  McDonald’s has previously announced that it expects to complete its disposition of its interest in Chipotle no later than the end of 2006, subject to market conditions.

In addition, certain accounting services provided to Chipotle by McDonald’s under the Services Agreement have also been terminated by mutual agreement of the parties, effective as of July 1, 2006.

Chipotle does not expect that the termination of the services provided by McDonald’s under the Services Agreement will have a material impact on Chipotle.

McDonald’s will provide certain internal audit services to Chipotle under the Services Agreement, which are expected to be completed in August, 2006, and which will terminate in any event on the Disposition Date.  McDonald’s will also provide certain IT systems and facilities services to Chipotle under a Transition Services Agreement.  These services are expected to conclude not later than October 30, 2006, and will terminate in any event on the second anniversary of the Disposition Date.

McDonald’s, through its wholly-owned subsidiary, McDonald’s Ventures, LLC, is Chipotle’s largest shareholder, and currently holds shares of Class B Common Stock representing approximately 51% of Chipotle’s outstanding common stock and approximately 82% of the voting power of Chipotle’s outstanding common stock.  Mats Lederhausen, Managing Director of McDonald’s Ventures, serves on the board of directors of Chipotle.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report, including Chipotle’s expectations regarding the impact of the termination of services provided by McDonald’s, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, identify forward-looking statements.  The forward-looking statements contained in this report are based on information available to Chipotle as of the date of this report, and we assume no obligation to update these forward-looking statements.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements.  These risks and uncertainties include difficulties Chipotle may face in replacing services McDonald’s has provided to it, as described in Item 1A, “Risk Factors,” in Part II of Chipotle’s quarterly report on Form 10-Q for the three months ended March 31, 2006, as well as the other risk factors described in such Form 10-Q, and in Chipotle’s annual report on Form 10-K for the year ended December 31, 2005.

Additional Information

In connection with the proposed disposition by McDonald’s of its interest in Chipotle, Chipotle will file with the Securities and Exchange Commission a registration statement that will include a prospectus.  The prospectus will contain important information about the disposition and related matters.  Investors and security holders are urged to read the prospectus, and any other relevant documents filed with the SEC, when they become available and before making any investment decision.  Investors and security holders will be able to obtain a free copy of the prospectus (when available) and other related documents filed with the SEC by McDonald’s and Chipotle at the SEC’s web site at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

July 6, 2006	By:	/s/ John R. Hartung
Name: John R. Hartung
Title: Chief Financial and Development Officer